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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT dated as of March 31 , 1994 by and between Thomas Nelson, Inc., a Tennessee corporation (the "Company"), and each of the former holders of common stock of PPC, Inc., a North Carolina corporation ("PPC"), listed on the signature page hereto (the "Former PPC Holders").

         WHEREAS, the Company, the Former PPC Holders and PPC are parties to a certain Agreement and Plan of Merger of even date herewith pursuant to which PPC has become a wholly owned subsidiary of the Company and the Former PPC Holders have been issued or will be issued shares of Common Stock of the Company;

         WHEREAS, the Company and Eric Presley ("Presley") are parties to an Assignment of Option Agreement (the "Assignment Agreement") dated the date hereof pursuant to which Presley has assigned to the Company all right, title and interest in an Amended and Restated Option Agreement covering real property currently leased by PPC in consideration of the issuance by the Company to Presley of an aggregate of 26,667 shares of Common Stock;

         WHEREAS, the Board of Directors has authorized the officers of the Company to prepare and execute this Agreement, in the name and on behalf of the Company, to offer certain registration rights to the Holders (as hereinafter defined), the acceptance of which shall be evidenced by their execution of this Agreement;

         NOW, THEREFORE, the Company and the Holders agree as follows:

         1. Definitions - As used in this Agreement, the following terms shall have the following meanings:

                 "Holder" means each Former PPC Holder that owns Registrable Securities. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

                 "Registrable Securities" means (i) the Stock issued or issuable pursuant to the Merger and the Assignment Agreement and (ii) any securities issued or issuable in respect of the Stock referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger or consolidation, and any other securities issued pursuant to any other pro rata distribution with respect to such Stock. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when (a) it has been effectively registered under the Securities Act (as defined below) and sold or distributed to the public in accordance with an effective registration statement covering it, or (b) it is sold, distributed or otherwise disposed of pursuant to Rule 144 (or any successor or similar provision) under the Securities Act.
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                 "Required Holders" means the Holders of at least 50% of the
Registrable Securities.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time or any similar Federal statute, and the rules and regulations of the SEC issued under such act, as they each may, from time to time, be in effect.

         2. Demand Registration. Subject to the terms and conditions set forth herein, if at any time the Required Holders shall request the Company in writing to register under the Securities Act all or a part of the Registrable Securities held by such Holders (a "Demand Registration"), within 15 business days of receipt of such request the Company shall serve written notice of such registration request to all Holders and the Company will include in such registration all Registrable Securities of such Holders with respect to which the Company has received written requests for inclusion therein within 20 days after receipt by the Holders of such notice. The Company shall use its best efforts to cause to be filed and declared effective, as soon as reasonably practicable, a registration statement on such appropriate form as the Company in its discretion shall determine, providing for the registration under the Securities Act of all of such Registrable Securities with respect to which the Company has received requests for registration by such Holders. A registration statement filed pursuant to this Section 2 is hereinafter referred to as the "Demand Registration Statement."

                 The Company's obligation to use its best efforts to cause Registrable Securities to be registered in accordance with this Section 2 is subject to each of the following limitations, conditions and qualifications:

                          (i) No notice given by the Required Holders shall be effective hereunder, with respect to the Demand Registration Statement, until after such time as results covering at least 30 days of combined operations of PPC and the Company have been published by the Company, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, and ending on July 31, 1995.

                          (ii) The Company may postpone, for a reasonable period of time, the filing or the effectiveness of a registration statement requested pursuant to this Section 2 if the Company's Board of Directors determines in good faith that
                 (A) such registration might have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction by the Company or its subsidiaries or (B) the Company is in possession of material non-public information and disclosure of such information is not in the best interests of the Company or any of its subsidiaries; provided, however, that as soon as the conditions permitting such





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         delay no longer exist, the Company shall give notice of that fact to the Required Holders, and shall proceed with the registration unless the Required Holders shall have elected, at any time prior to the close of business on the 20th day after the Company has so notified the Required Holders, to withdraw their request for registration, and such withdrawn request shall not constitute a request hereunder.

                          (iii) The Company shall not be required to effect any registration pursuant to this Section 2 unless such registration relates to Registrable Securities representing at least 50% of the then outstanding shares of such Registrable Securities.

                          (iv) The obligation of the Company to register Registrable Securities pursuant to this Section 2 shall expire after one Demand Registration Statement filed by reason of a request pursuant to Section 2 shall have become effective and remained effective for the period specified in Section 3(a)(ii) hereof.

         3. Registration Procedures. (a) Whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to the terms and conditions of
Section 2 (such Registrable Securities being hereinafter referred to as the "Subject Shares"), the Company will use its best efforts to effect the registration of the Subject Shares in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will as expeditiously as possible:

                          (i) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to the Subject Shares and use its best efforts to cause such registration statement to become effective;

                          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Subject Shares and other securities covered by such registration statement until the earlier of (A) such time as all of such Subject Shares and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) the expiration of 30 days after such registration statement becomes effective; provided, that, if the offering of Subject Shares pursuant to such registration statement is terminated or suspended by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the foregoing time period shall be extended by the number of days during the period from and including the date such stop order, injunction or other order or requirement becomes effective to and including the date when such termination or suspension no longer exists;





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                          (iii)   promptly furnish the Holders of the Subject
                 Shares covered by such registration statement, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case without exhibits unless specifically requested), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Holders may reasonably request;

                          (iv) as expeditiously as possible use its best efforts to register or qualify the Subject Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Subject Shares covered by such registration statement, except that the Company shall not for any such purpose be required to
                 (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (B) subject itself to taxation in any such jurisdiction wherein it is not so subject, or (C) consent to general service of process in any such jurisdiction or otherwise take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject;

                          (v) otherwise comply with all applicable rules and regulations of the SEC;

                          (vi) furnish, at the Company's expense, unlegended certificates representing ownership of the securities being sold in such denominations as shall be requested and instruct the transfer agent to release any stop transfer orders with respect to the Subject Shares being sold;

                          (vii) notify each Holder at any time when a prospectus relating to the Subject Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and the Company will, as promptly as possible thereafter, prepare and file with the SEC and furnish to each Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Subject Shares such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;





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                          (viii)  provide and cause to be maintained a transfer
                 agent for all Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

                          (ix) use its best efforts (A) to list all Subject Shares covered by such Registration Statement on any securities exchange on which any of the Registrable Securities is then listed, or (B) in the event such securities are not so listed, to have such Subject Shares qualified for inclusion on the NASDAQ National Market System or any comparable quotation system;

                          (x) use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the effectiveness of such registration statement at the earliest possible moment; and

                          (xi) take all other steps reasonably necessary to effect the registration of the Subject Shares contemplated hereby.

                 (b) Each Holder shall provide (in writing and signed by the Holder and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials regarding the Holder and the intended plan of distribution by such Holder, and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

                 (c) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to Section 2 hereof, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holders shall forthwith discontinue disposition of Subject Shares pursuant to the registration statement covering the same until the Holders' receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company all copies other than permanent file copies then in the Holder's possession, of the prospectus covering the Subject-Shares that was in effect prior to such amendment or supplement.

                 (d) The Holders shall pay all underwriting discounts, commissions and expenses relating to the Subject Shares and fees and disbursements of the Holders' counsel incurred in connection with the Demand Registration Statement filed pursuant to Section 2 of this Agreement. The Company shall pay all other expenses incident to the Company's performance of or compliance with effecting any such registration, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with federal or state securities laws, all word processing, duplicating and





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printing expenses, messenger and delivery expenses, and the fees and expenses of counsel for the Company and of the Company's independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance.

         4.      Indemnification and Contribution.

                 (a) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Holder of such Registrable Securities, each underwriter of the Registrable Securities, if any, and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Holder, each underwriter of the Registrable Securities, if any, and each such controlling person for any legal or any other expenses reasonably incurred by such Holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Holder specifically for use in the preparation thereof.

                 (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to
Section 2, that the Company shall have received an undertaking satisfactory to it from the prospective Holder of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision
(a) of this Section 4) the Company, its directors, officers, employees, agents and affiliates and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligation of such Holders





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hereunder shall be limited to an amount equal to the proceeds to each Holder of
Registrable Securities sold in connection with such registration.

                 (c)      Each party entitled to indemnification under this
Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 to the extent that such failure to give notice has not had a material adverse effect on the ability of the Indemnifying Party to defend the claim as to which indemnity is sought. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                 (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 4; then, in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Securities sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning





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of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

         5. Conditions Precedent to Registration. The Company's obligations under this Agreement to effect the registration of any Registrable Securities are subject to the agreement to and the performance by the Holders of such Registrable Securities of the obligations of such Holders contained in this Agreement.

         6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual service, fully prepaid, addressed to such address, or upon actual receipt of such mailing whichever shall first occur. The addresses for such communications shall be:


         If to the Company:

                 Thomas Nelson, Inc.
                 Nelson Place at Elm Hill Pike
                 P. O. Box 141000
                 Nashville, TN  37214-1000
                 Attention:  Joe L. Powers
                 Telecopy:(615) 883-6353

         with a copy to:

                 Bass, Berry & Sims
                 First American Center
                 Nashville, TN  37238
                 Attention:  James H. Cheek, III, Esq.
                 Telecopy: (615)742-6293





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         If to a Holder,

         to the address of such Holder shown on the stock ledger books of the Company.


         with a copy to:

                 Petree Stockton, L.L.P.
                 3500 One First Union Center
                 301 South College Street
                 Charlotte, N.C. 28202
                 Attention: E. Lynwood Mallard
                 Telecopy: (704) 338-5125

         The Company may from time to time change its address for notices under this Section 6 by giving at least 10 days' written notice of such changed address to each of the Holders. Each Holder may from time to time change its address for notices under this Section 6 by giving at least 10 days' written notice of such changed address to the Company.

         7. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto.

         9. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of at least 75% of the Registrable Securities; provided, that this Agreement may be amended with the consent of the Holders of less than all Registrable Securities only in a manner which affects all Registrable Securities in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.





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         12.     Severability.  The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         13. No Third Party Beneficiaries. This Agreement is intended for the benefit of the Company and the Holders and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         14.     Expiration Date.  This Agreement shall expire on July 31, 1995.

         15. Governing Law. Upon acceptance by the Holders, this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Tennessee without regard to the principles of conflicts of laws.





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                 IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer and the Holders have executed this Agreement, each as of the date hereof.

                                  THOMAS NELSON, INC.

                                  By: /s/ Joe L. Powers
                                      -----------------------------------
                                  Name:
                                  Title:

                                  HOLDERS:


                                   /s/ Eric C. Presley
                                  -----------------------------------------
                                  Eric C. Presley

                                   /s/ W. Clay Presley
                                  ----------------------------------------
                                  W. Clay Presley

                                   /s/ Charles D. Gray
                                  ----------------------------------------
                                  Charles D. Gray

                                   /s/ C. Daniel Page, Jr., Trustee
                                  --------------------------------------
                                  C. Daniel Page, Jr., Trustee for
                                  C. Daniel Page, Jr., Trust U/A/D


                                  /s/ Maria Trakas
                                  -----------------------------------------
                                  Maria Trakas

                                   /s/ George Trakas
                                  ----------------------------------------
                                  George Trakas

                                   /s/ Phyllis Carothers
                                  -----------------------------------------
                                  Phyllis Carothers

                                   /s/ J.D. Carothers, Jr.
                                  -----------------------------------------
                                  J.D. Carothers, Jr.

                                   /s/ Jeff Davis
                                  -------------------------------------------
                                  Jeff Davis

                                   /s/ Pam Manion
                                  ---------------------------------------
                                  Pam Manion





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